Exhibit 99.(d)(2)(Z)

PORTFOLIO MANAGEMENT AGREEMENT

AGREEMENT made this 7th day of May, 2013, among ING Investors Trust, formerly, The GCG Trust (the “Trust”), a Massachusetts business trust, Directed Services LLC (the “Manager”), a Delaware limited liability company, and Pacific Investment Management Company LLC (“Portfolio Manager”), a limited liability company organized under the laws of Delaware.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company;

WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations;

WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

WHEREAS, pursuant to a Management Agreement between ING Investors Trust and Directed Services LLC, dated May 7, 2013, a copy of which has been provided to the Portfolio Manager, the Trust has retained the Manager to render advisory, management,  and administrative services to many of the Trust’s series;

WHEREAS, the Trust and the Manager wish to retain the Portfolio Manager to furnish investment advisory services to one or more of the series of the Trust, and the Portfolio Manager is willing to furnish such services to the Trust and the Manager;

NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed among the Trust, the Manager, and the Portfolio Manager as follows:

1. Appointment. The Trust and the Manager hereby appoint Pacific Investment Management Company LLC to act as Portfolio Manager to the Series designated on Schedule A of this Agreement (each a “Series”) for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.  To the extent that the Portfolio Manager is not the only person providing investment advisory services to a Series, the term “Series” shall be interpreted for purposes of this Agreement to only include those assets of the Series over which the Portfolio Manager is directed by the Manager to provide investment advisory services.

In the event the Trust designates one or more series other than the Series with respect to which the Trust and the Manager wish to retain the Portfolio Manager to render investment advisory services hereunder, they shall promptly notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall so notify the Trust and Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

2. Portfolio Management Duties. Subject to the supervision of the Trust’s Board of Trustees and the Manager, the Portfolio Manager will provide a continuous investment program for each Series’ portfolio and determine the composition of the assets of each Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Portfolio Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of each Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series,  when  these  transactions  should  be executed, and what portion of the assets of each Series should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of each Series. To the extent permitted by the investment policies of the Series, the Portfolio Manager shall make decisions for the Series as to foreign currency matters. Subject to Section 8(a) hereof, the Portfolio Manager will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Trust’s Registration Statement filed with the Securities and Exchange Commission (the ‘‘SEC”), as from time to time amended (the “Registration Statement”), copies of which shall be sent to the Portfolio Manager by the Manager upon filing with the SEC. Subject to Section 8(a) hereof, the Portfolio Manager further agrees as follows:

(a) The Portfolio Manager will (1) manage each Series so that no action or omission on the part of the Portfolio Manager within the scope of this Agreement will cause a Series to fail to meet the requirements to qualify as a regulated investment company specified in Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”) (other than the requirements for the Trust to register under the 1940 Act and to file with its tax return an election to be a regulated investment  company, both of which shall not be the responsibility of the Portfolio Manager), (2) manage each Series so that no action or omission on the part of the Portfolio Manager within the scope of this Agreement shall cause a Series to fail to comply with the diversification requirements of Section 817(h) of the Code and regulations issued thereunder, and (3) use reasonable efforts to manage the Series so that no action or omission on the part of the Portfolio Manager within the scope of this Agreement shall cause a Series to fail to comply with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies; provided however, that the Portfolio Manager shall not be so obligated unless the Manager has provided copies of such rules and regulations to the Portfolio Manager.  The Manager will notify the Portfolio Manager promptly if the Manager believes that a Series is in violation of any requirement specified in the first sentence of this paragraph. The Manager or the Trust will notify the Portfolio Manager of any pertinent changes, modifications to, or interpretations of Section 817(h) of the Code and regulations issued thereunder and of rules or regulations pertaining to investment vehicles underlying variable annuity or variable life insurance  policies.

(b) Portfolio Manager, upon review and approval by the Board, is authorized on behalf of the Series to enter into the agreements listed below and execute any documents required to make investments pursuant to the Registration Statement, as such Registration Statement may be amended from time to time.

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Master ISDA Agreement

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Master Forward Agreement

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Master Repurchase Agreement

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Master Securities Loan Agreement

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Master Dealer Agreement for OTC Option Transactions - U.S. Treasury Securities

(c) The Portfolio Manager will perform its duties hereunder pursuant to the 1940 Act and all rules and regulations thereunder, all other applicable federal and state securities laws and regulations, with any applicable procedures adopted by the Trust’s Board of Trustees(the “Board”) of which the Portfolio Manager has been notified in writing, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act, as supplemented or amended, (provided that the Manager on behalf of the Board has delivered copies of any such supplement or amendments to the Portfolio Manager).

(d) On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of a Series as well as of other investment advisory clients of the Portfolio Manager or any of its affiliates, the Portfolio Manager may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust and to such other clients, subject to review by the Manager and the Board of Trustees.

(e) In connection with the purchase and sale of securities for a Series,  the Portfolio Manager will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Portfolio Manager will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian and portfolio accounting agent.

(f) The Portfolio Manager will on a reasonable efforts basis assist the portfolio accounting agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement, the value of any portfolio securities or other assets of the Series for which market quotations are not readily available, and the parties agree that the Portfolio Manager shall not bear responsibility or liability for the determination or accuracy of the valuation of such portfolio securities and assets of the Series except to the extent that the Portfolio Manager exercises judgment with respect to any such valuation, and then only in accordance with its standard of care as set forth in this Agreement.

(g) The Portfolio Manager will make available to the Trust and the Manager, promptly upon request, all of the Series’ investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the “Advisers Act”), as well as other applicable laws.

(h) The Portfolio Manager will provide reports to the Trust’s Board of Trustees for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the Trust’s Board of Trustees with respect to the Series such periodic and special reports as the Trustees and the Manager may reasonably request as agreed to by the Portfolio Manager.

(i) In rendering the services required under this Agreement, the Portfolio Manager may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, the Portfolio Manager may not retain as subadviser any company that would be an “investment adviser,” as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Trust’s Board of Trustees and a majority of Trustees who are not parties to any agreement or contract with such company and who are not “interested persons,” as defined in the 1940 Act, of the Trust, the Manager, or the Portfolio Manager, or any such company that is retained as subadviser, and is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the Trust to the extent required by the 1940 Act. The Portfolio Manager shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Portfolio Manager, any subadviser that the Portfolio Manager has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Portfolio Manager’s knowledge, in any material connection with the handling of Trust assets:

(i)

been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

(ii)

been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

(j)

Notwithstanding any other provision to the contrary, the Portfolio Manager shall have no obligation to perform the following services or to have employees of the Portfolio Manager perform the following roles, as applicable:

(i)

preparing and filing material for distribution to shareholders of the Trust, including statistical information about the Trust and material regarding the Trust’s performance or investments;

(ii)

providing employees of the Portfolio Manager to serve as officers of the Trust; or

(iii)

providing the employees of the Portfolio Manager to serve as the Trust’s   Chief Compliance Officer and associated staff.

3. Broker-Dealer Selection. The Portfolio Manager is hereby authorized to place orders for the purchase and sale of securities with or through such persons, brokers or dealers and to negotiate commissions to be paid on such transactions and to supervise the execution thereof. The Portfolio Manager’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and/or statement of additional information for the Trust, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firms involved, and the firm’s risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager may effect a transaction on behalf of the Series with a broker-dealer who provides brokerage and research services to the Portfolio to Manager notwithstanding the fact that the commissions payable with respect to any such transaction may be greater than the amount of any commission another broker-dealer would have charged for effecting that transaction, if the Portfolio Manager or its affiliate determines in good  faith that  such amount  of commission was reasonable  in relation  to the value  of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Portfolio Manager’s or its affiliate’s overall responsibilities  with respect to the Series and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Portfolio Manager if it is registered as a broker-dealer with the SEC, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Portfolio Manager, or an affiliate of the Portfolio Manager. Such allocation shall be in such amounts  and proportions as the Portfolio Manager shall determine consistent with the above standards, and the Portfolio Manager will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

4. Disclosure about Portfolio Manager. The Portfolio Manager has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Portfolio Manager, and represents and warrants that, with respect to the disclosure about or information concerning the Portfolio Manager, to the Portfolio Manager’s knowledge, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein  not  misleading.  The Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act, or alternatively that it is not required to be a registered investment adviser under the Advisers Act to perform the duties described in this Agreement, and that it is a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered.

5. Expenses. During the term of this Agreement, the Portfolio Manager will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement.  The Manager or the Trust shall be responsible for all the expenses of the Trust’s operations including, but not limited to:

(a) Expenses of all audits by the Trust’s independent public  accountants;

(b) Expenses of the Series’ transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

(c) Expenses of the Series’ custodial services including recordkeeping services provided by the custodian;

(d) Expenses of obtaining quotations for calculating the value of each Series’ net assets;

(e) Expenses of obtaining Portfolio Activity Reports and Analyses of International Management Reports (as appropriate) for each Series;

(f) Expenses of maintaining the Trust’s tax records;

(g) Salaries and other compensation of any of the Trust’s executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Portfolio Manager or an affiliate of the Portfolio Manager;

(h) Taxes levied against the Trust;

(i) Brokerage  fees, commissions, transfer fees, registration fees, taxes and similar liabilities and costs properly payable or incurred in connection with the purchase and sale of portfolio securities for the Series;

(j) Costs, including the interest expense, of borrowing money;

(k) Costs and/or fees incident to meetings of the Trust’s shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust’s existence, and the regulation of shares with federal and state securities or insurance authorities;

(l) The Trust’s legal fees, including the legal fees related to the registration and continued qualification of the Trust’s shares for sale;

(m) Costs of printing stock certificates representing shares of the Trust;

(n) Trustees’ fees and expenses to trustees who are not officers, employees, or stockholders of the Portfolio Manager or any affiliate thereof;

(o) The Trust’s pro rata portion of the fidelity bond required by Section l 7(g) of the 1940 Act, or other insurance premiums;

(p) Association membership dues;

(q) Extraordinary expenses of the Trust as may arise including expenses incurred in connection with litigation, proceedings, and other  claims (unless  the Portfolio Manager is responsible for such expenses under Section 14 of this Agreement), and the legal obligations of the Trust to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

(r) Organizational and offering expenses.

6. Compensation. For the services provided, the Manager will pay the Portfolio Manager a fee, payable as described in Schedule B.

7. Seed Money. The Manager agrees that the Portfolio Manager shall not be responsible for providing money for the initial capitalization of the Series.

8.

Compliance.

(a) The Trust and the Manager acknowledge that the Portfolio Manager is not the compliance agent for any Series or for the Trust or the Manager, and does not have access to all of each Series’ books and records necessary to perform certain compliance testing. To the extent that the Portfolio Manager has agreed to perform ·the services specified in Section 2 in accordance with the Trust’s registration statement, the  Trust’s  Agreement  and  Declaration  of Trust and By-Laws, the Trust’s Prospectus and any policies adopted by the Trust’s  Board  of Trustees applicable to the Series (collectively, the  “Charter Requirements”),  and in accordance with applicable law (including Subchapters M and L of the Code, the 1940 Act and the Advisers Act (“Applicable Law”)), the Portfolio Manager shall perform such services based upon its books and records with respect to each Series, which comprise a portion of each Series’  books  and records, and upon information and written instructions received from the Trust, the Manager or the Trust’s administrator, and shall not be held responsible under this Agreement so long as it performs   such  services  in  accordance  with  this  Agreement,   the  Charter  Requirements   and Applicable Law based  upon such books and records and such information and instructions provided by the Trust, the Manager, or the Trust’s administrator. The Manager shall promptly provide the Portfolio Manager with copies of the Trust’s registration statement, the Trust’s Agreement and Declaration of Trust and By-Laws, the Trust’s currently effective Prospectus and any written policies and procedures adopted by the Trust’s Board of Trustees applicable to the Portfolio and any amendments or revisions thereto.

(b) The Portfolio Manager agrees that it shall promptly notify the Manager and the Trust (1) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code (the

“Code”), or (2) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations thereunder. The Portfolio Manager further agrees to notify the Manager and the Trust promptly of any material fact known to the Portfolio Manager respecting the description of the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect.

(c) The Manager agrees that it shall immediately notify the Portfolio Manager (1) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, or (2) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.

9. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Series are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Manager’s request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records.  The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 3la-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in such rules.

10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance regulators) in connection with any investigation or inquiry relating to this Agreement or the Trust; provided however that this agreement to cooperate does not apply where the party does not reasonably believe the government authority has authority to request the information or the information is privileged or confidential.

11.

Representations Respecting Portfolio Manager.

(a) During the term of this Agreement, the Trust and the Manager agree to furnish to the Portfolio Manager at its principal offices prior to use thereof copies of all Registration Statements and amendments thereto, prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or any Series or to the public that refer or relate in any way to the Portfolio Manager, Pacific Investment Management Company LLC or any of its affiliates (other than the Manager), or that use any derivative of the name , Pacific Investment Management Company LLC or any logo associated therewith. The Trust and the Manager agree that they will not use any such material without the prior consent of the Portfolio Manager. In the event of the termination of this Agreement, the Trust and the Manager will furnish to the Portfolio Manager copies of any of the above mentioned materials that refer or relate in any way to the Portfolio Manager;

(b) the Trust and the Manager will furnish to the Portfolio Manager such information relating to either of them or the business affairs of the Trust as the Portfolio Manager shall from time to time reasonably request in order to discharge its obligations hereunder;

(c) the Manager and the Trust agree that neither the Trust, the Manager, nor affiliated persons of the Trust or the Manager shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Portfolio Manager or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for the Trust, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the Portfolio Manager, except with the prior permission of the Portfolio Manager.

12. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserve the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Portfolio Manager.

13. Services Not Exclusive.  The services of the Portfolio Manager to the Series and the Trust are not to be deemed to be exclusive, and the Portfolio Manager shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, provided, however, that the Portfolio Manager may not consult with any other portfolio manager of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Series, except that such consultations are permitted between the current and successor portfolio managers of the Series in order to effect an orderly transition of portfolio management duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

14. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Manager agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission  connected  with  or arising out  of any services rendered under this Agreement, except by reason of  willful misfeasance, bad faith, or gross negligence  in the performance by Portfolio Manager’s  duties, or by reason of reckless disregard by Portfolio Manager of its obligations and duties under this Agreement.

The Portfolio Manager is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Trust by any one or more of those persons designated as representatives of the Trust whose names, titles and specimen signatures appear in Schedule C attached hereto. The Trust may amend such Schedule C from time to time by written notice to the Portfolio Manager. The Portfolio Manager shall continue to rely upon these instructions until notified by the Trust to the contrary.

15.  Indemnification.

(a) Notwithstanding Section 14 of this Agreement, the Manager agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person of the Portfolio Manager (other than the Manager), and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Portfolio Manager (all of such persons being referred to as “Portfolio Manager Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Portfolio Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the

Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Manager’s responsibilities to the Trust which (1) maybe based upon the willful misfeasance, bad faith or gross negligence of the Manager, any of its employees or representatives or any affiliate of or any person acting on behalf of the Manager or (2) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Manager and contained in the Registration Statement or prospectus covering shares of the Trust or a Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Manager and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made  in reliance upon information furnished to the Manager or the Trust or to any affiliated person of the  Manager by a Portfolio Manager Indemnified Person; provided however, that in no case shall the indemnity in favor of the Portfolio Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(b) Notwithstanding Section 14 of this Agreement, the Portfolio Manager agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager (other than the Portfolio Manager), and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (“controlling person”) the Manager (all of such persons being referred to as “Manager Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Portfolio Manager’s responsibilities as Portfolio Manager of the Series which (1) may be based upon the willful misfeasance, bad faith or gross negligence of the Portfolio Manager, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Portfolio Manager, (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Trust or a Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Portfolio Manager and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission relate to the description of the Portfolio Manager; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.  The Manager shall not be liable under Paragraph (a) of this Section 15 with respect to any claim made against a Portfolio Manager Indemnified Person unless such Portfolio Manager Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Portfolio· Manager Indemnified Person (or after such Portfolio Manager Indemnified Person shall have  received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall  not  relieve  the Manager from any liability which it may have to the  Portfolio  Manager  Indemnified  Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Portfolio Manager Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Portfolio Manager Indemnified Person, to assume the defense thereof, with counsel of Manager’s choice. If the Manager assumes the defense of any such action and the selection of  counsel  by  the Manager to represent both the Manager and the Portfolio Manager Indemnified  Person  would result in a conflict of interests and therefore, would not, in the  reasonable  judgment  of  the Portfolio Manager Indemnified Person, adequately represent  the  interests  of  the  Portfolio Manager Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate  counsel  to  the  Portfolio Manager Indemnified Person, with counsel of Manager’s choice. The Portfolio Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Portfolio Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Portfolio Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without. The prior written consent of the Portfolio Manager Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Portfolio Manager Indemnified Person.

(c) The Portfolio Manager shall not be liable under Paragraph (b) of this Section 15 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Portfolio Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Manager  Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Portfolio Manager of any such claim shall not relieve the Portfolio Manager from any liability which it may have to the Manager Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Manager Indemnified Person, the Portfolio Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel of Portfolio Manager’s choice. If the Portfolio Manager assumes the defense of any such action and the selection of counsel by the Portfolio Manager to represent both the Portfolio Manager and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Portfolio Manager will, at its own expense, assume the defense with counsel to the Portfolio Manager and, also at its own expense, with separate counsel to the Manager Indemnified Person with counsel of Portfolio Manager’s  choice.   The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Portfolio Manager shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Portfolio Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Manager Indemnified Person.

16.  Duration and Termination. With respect to each Series identified as a Series on Schedule A hereto as in effect on the date of this Agreement, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through November 30, 2014.  Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

With respect to any Series that was added to Schedule A hereto as a Series after the date of this Agreement, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Trust’s Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement.  Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series.  Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval. The Portfolio Manager shall not provide any services for such Series or receive any fees on account of such Series with respect to which this Agreement is not approved as described in the preceding sentence. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder: (a) by the Manager at any time without penalty, upon sixty (60) days’ written notice to the Portfolio Manager and the Trust, (b) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust’s Board of Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) day’s written notice to the Manager and the Portfolio Manager, or (c) by the Portfolio Manager at any time without penalty, upon sixty (60) days written notice to the Manager and the Trust. In addition, this Agreement shall terminate with respect to a Series in the event that it is not initially approved by the vote of a majority of the outstanding voting securities of that Series at a meeting of shareholders at which approval of the Agreement shall be considered by shareholders of the Series. In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Manager or the Trust, free from any claim or retention of rights in such records by the Portfolio Manager, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(f), 9, 10, 11, 14, 15, and 18 of this Agreement shall remain in effect, as well as any applicable provision of this Paragraph numbered 16.

17. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, and (ii) the holders of a majority of the outstanding voting securities of the Series, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

18.

  Use of Name.

(a) It is understood that the name “Directed Services LLC” or any derivative thereof or logo associated with that name is the valuable property of the Manager and/or its affiliates, and that the Portfolio Manager has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Manager is Manager to the Trust and/or the Series. Upon termination of the Management Agreement between the Trust and the Manager, the Portfolio Manager shall as soon as is reasonably possible cease to use such name (or derivative or logo).

(b) It is understood that the name Pacific Investment Management Company LLC or any derivative thereof or logo associated with that name is the valuable property of the Portfolio Manager and its affiliates and that the Trust and/or the Series have the right to use such name (or derivative or logo) in offering materials of the Trust with the approval of the Portfolio Manager and for so long as the Portfolio Manager is a portfolio manager to the Trust and/or the Series. Upon termination of this Agreement between the Trust, the Manager, and the Portfolio Manager, the Trust shall as soon as is reasonably possible cease to use such name (or derivative or logo).

19. Amended and Restated Agreement and Declaration of Trust. A copy of the Amended and Restated Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Trust by Trustees of the Trust in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.

20. Delivery of Part II of Form ADV. Concurrently with the execution of this Agreement, the Portfolio Manager is delivering to the Trust a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission.  The Trust acknowledges receipt of such copy.

21. Futures and Options. The Portfolio Manager’s investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon, in accordance with the Series’ investment objective or objectives, policies and restrictions as stated in the Trust’s Registration Statement.

The Trust will: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as “brokerage accounts”) on behalf of and in the name of the Series and (ii) execute for and on behalf of the Series, standard customer agreements with a broker or brokers. The Portfolio Manager may, using such of the securities and other property in the Series as the Portfolio Manager deems necessary or desirable, direct the custodian to deposit on behalf of the Series, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Portfolio Manager deems desirable or appropriate.

The Portfolio Manager has delivered to the Trust a copy of its Disclosure Document, as amended, dated March 15, 2001, on file with the Commodity Futures Trading Commission. The Trust hereby acknowledges receipt of such copy.

22.  Notices.  Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

If to the Trust:

ING Investors Trust

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ  85258

Fax:  480-477-2775

Attention:  Huey P. Falgout, Jr.

If to the Portfolio Manager:

Pacific Investment Management Company LLC

840 Newport Center Drive, Suite 300

Newport Beach, CA 92660 Fax: 949-720-1376

Attention: Chief Legal Officer cc: Joe Fournier, Vice President

23.  Miscellaneous.

(a) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

(b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c) To the extent permitted under Section 16 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.

(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

(e) Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Manager, or constituting the Manager as an agent of the Portfolio Manager.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ING INVESTORS TRUST

By: /s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

DIRECTED SERVICES LLC

By: /s/ Todd Modic
Todd Modic
Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /s/ Tom Otterbein

Name: Tom Otterbein

Title: Managing Director

SCHEDULE A

The Series of ING Investors Trust (formerly known as The GCG Trust), as described in Section 1 of the attached Portfolio Management Agreement, to which Pacific Investment Management Company LLC shall act as Portfolio Manager are as follows:

ING PIMCO Total Return Bond Portfolio

ING PIMCO High Yield Portfolio

SCHEDULE B
Fee Schedule

For the services provided by Pacific Investment Management Company LLC (the “Portfolio Manager”) to the following Series of ING Investors Trust (formerly known as The GCG Trust), pursuant to the attached Portfolio Management Agreement, Directed Services LLC will pay the Portfolio Manager a fee for each Series, computed daily and payable monthly, at the following annual rates of the average daily net assets of the Series:

Series	Annual Subadviser Fee (as a percentage of average daily net assets)
ING PIMCO Total Return Bond Portfolio [1]

If Relationship Net Assets[2] equal or exceed $3 Billion, the following fee schedule shall apply to the PIMCO TR Portfolios (as defined below):

0.25% on first $1 billion in assets; and

0.225% on assets over $1 billion[3].

If Relationship Net Assets[2] are less than $3 Billion, the following fee schedule shall apply:

0.25% on all assets

ING PIMCO High Yield Portfolio	0.25% on all assets

_______________________

1

The sub-advisory fee for ING PIMCO Total Return Bond Portfolio is based on the aggregated assets of ING PIMCO Total Return Bond Portfolio and ING PIMCO Total Return Portfolio, a series of ING Partners, Inc. (individually a “PIMCO TR Portfolio” and collectively, the “PIMCO TR Portfolios”).

2

The term Relationship Net Assets shall mean the aggregate net assets of each of the series in the ING Fund complex that are subadvised by the Portfolio Manager.

3

The fee rate payable to the Portfolio Manager when the PIMCO TR Portfolios’ assets, in the aggregate, exceed $1 billion would be modified, so that a rate of 0.225% would apply to PIMCO TR Portfolios’ aggregate assets over $1 billion.  For purposes of calculating sub-advisory fees payable by  a PIMCO TR Portfolio, the ING Fund accounting department would: (1) determine whether the aggregated assets in the PIMCO TR Portfolios exceed $1 billion; (2) apply a rate of 0.225% to PIMCO TR Portfolios’ aggregated assets in excess of $1 billion; (3) calculate a “blended” fee rate (based upon the 0.25% rate applicable to PIMCO TR Portfolios’ aggregated assets of $1 billion and below, and 0.225% for PIMCO TR Portfolios’ assets in excess of $1 billion); and (4) apply the “blended” rate to each PIMCO TR Portfolio’s assets.  This sub-advisory fee change is effective on April 1, 2008.